2Q Fiscal Year 2008 Earnings Conference Call

February 13, 2008

Mr. Najeeb U. Ghauri
Chairman & Chief Executive Officer

Ms. Tina Gilger
Chief Financial Officer

Mr. Naeem Ghauri
President, Europe & Global Products

CMMI® Maturity LEVEL 5

NASDAQ:NTWK

Safe Harbor Statement

This presentation may contain forward-looking statements relating to the development of NetSol Technologies' products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. Any forward-looking statements contained herein speak only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements.

Najeeb U. Ghauri

Chairman & Chief Executive Officer

Consolidated Financial Highlights

Fiscal Second Quarter 2008

- Revenues increased 16% to a record $8.4 million
- Gross margin increased to 57% versus 50% in the prior year period
- Operating income increased to $1.4 million versus $377 thousand a year ago
- GAAP net income increased to a $1.1 million, or $0.04 per diluted share, versus a GAAP net loss of $4.7 million, or ($0.32) per diluted share
- EBITDA increased to $2.0 million, or $0.07 per diluted share, versus negative EBITDA of $3.7 million, or ($0.21) per diluted share

NetSol Asia Pacific

LeaseSoft

- LeaseSoft product won the Asia Pacific ICT Alliance's award for 'Best Financial Industry Application for 2007
- Strong LeaseSoft new business pipeline

IT Services

- Best Export Performance Award for 2006-2007 recognizing the highest export of IT Services from Pakistan
- Entered the Hospital Management System market vertical, with a new contract to design and implement an IT system for a major public hospital
- NetSol-TiG continues to grow, contributing almost 11% to our total revenues for the quarter, this is up from 8% a year ago


FLEXIBLE
SCALABLE
ROBUST
STABLE
AUTOMATION
LeaseSoft

NetSol EMEA

Highlights

- New management and sales teams in place and focusing significant resources toward pipeline development across the UK and European region
- NetSol EMEA and NetSol APAC align commercial and operational approach to joint ventures such as auto finance implementations
- Marketing partnership in Greece formed with Real Consulting SA, a leading Greek IT provider, strengthening presence in the European IT Services and Enterprise Solution Markets

NetSol North America

Highlights

- NetSol joins Software Magazine's "Software 500" ranking as one of the world's largest software and service providers.
  - NetSol joins the Software 500 list for the first time this year with a rank of #340 worldwide.
- NetSol named to Deloitte and Touche's prestigious Technology Fast 50 Program for Los Angeles
- Marketed new NetSol North America branding and LeasePak solution at the Equipment Lease and Finance Association annual meeting
- Launched "Live" LeasePak solutions for Terex and Fortune 50 IT service provider customers
- Sold, upgraded and deployed the latest version of LeasePak 6.0a for five existing clients.


LeasePak

Financial Overview

Tina Gilger

Chief Financial Officer

Strong Annual Revenue Growth



US$ Millions
CAGR 68%
+30% YTD
3.7
5.7
12.4
18.7
29.3
17.1
Fiscal 2003
Fiscal 2004
Fiscal 2005
Fiscal 2006
Fiscal 2007
6 Month YTD

Revenue

	For the Three Months Ended December 31		
	2007	2006	% Change
License Fees	2,866,807	2,718,795	5.4%
Maintenance Fees	1,490,376	1,359,239	9.6%
Services	4,049,287	3,149,087	28.6%
Total Revenues	8,406,470	7,227,121	16.3%

Revenue by business

Fiscal Second Quarter 2008


IT Consulting Services 48%
License Fees 34%
Maintenance Fees 18%

Quarterly Revenue


10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
US$ Millions
8.4
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008

Gross Margin



70%
60%
50%
40%
30%
20%
10%
0%
57%
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008

Operating Expenses

For the Three Months Ended December 31

	2007	2006	Change
Selling and marketing	1,086,729	762,290	43%
Depreciation & amortization	479,904	456,529	5%
Bad debt expense	838	51,690	-98%
Salaries and wages	815,771	1,000,835	-18%
Professional services *(including non-cash compensation)*	129,539	258,974	-50%
General and administrative	826,033	722,336	14%
Total operating expenses	3,338,814	3,252,654	3%

GAAP Earnings/Loss Per Diluted Share


$0.10
$0.05
$0.00
($0.05)
($0.10)
($0.15)
($0.20)
($0.25)
($0.30)
$0.04
Impact of non-cash charges related to the acquisition of McCue Systems in North America
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008

EBITDA Per Diluted Share



$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
($0.02)
($0.04)
($0.06)
$0.07
*
*
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008

* Excluding the impact of non-cash charges related to the acquisition of McCue Systems in North America. $734,658 in fiscal 1Q 2007 and $4,277,367 in fiscal 2Q 2007.

Consolidated Balance Sheet Highlights

	For the Three Months Ended December 31		
	2007	2006	% Change
Cash and cash equivalents	8,543,109	2,707,147	215.6%
Accounts receivable *(net of allowance for doubtful accounts)*	7,787,339	8,305,346	-6.2%
Revenues in excess of billings	10,265,235	6,492,027	58.1%

Financial Outlook

Management Financial Objectives:

- Organic annual revenue growth of 25 percent to 30 percent for fiscal year 2008, ending June 30, 2008
- Quarterly gross margin within the target range of high 50 percent to 60 percent range
- Fiscal year 2008 diluted earnings per share within the range of $0.28 to $0.32
- Focus on sustaining and expanding U.S. GAAP profitability on quarterly basis

Questions & Answers

Najeeb U. Ghauri - Chairman & Chief Executive Officer
Tina Gilger - Chief Financial Officer
Naeem Ghauri - President, Europe & Global Products



NetSol Technologies, Inc.

(NASDAQ CM: NTWK)

Thank you

To learn more about NetSol Technologies, Inc.,
Visit www.netsoltek.com

CMMI® Maturity LEVEL 5

NASDAQ:NTWK